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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated February 28, 1996 and July 31, 1996, included in the Titan Corporation's Form 10K for the year ended December 31, 1995 and Form 8-K/A dated August 7, 1996, respectively, and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP
San Diego, California
August 27, 1996